Exhibit 10.8

CREEKSIDE BUSINESS PARK

STANDARD INDUSTRIAL LEASE - MULTI-TENANT

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.            Parties. This Lease, dated, for reference purposes only, April 28, 2009 is made by and between Steve Strong dba Creekside Business Park (herein called “Lessor”) and Howco Distributing Company (herein called “Lessee”).

2.	Premises, Parking and Common Areas.

2.1          Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, real property situated in the County of Clark, State of Washington, commonly known as 6101-B East 18th Street, Vancouver, WA 98661 and described as approximately 3,200 SF with approximately 2,000 SF office herein referred to as the “Premises,” as may be outlined on an Exhibit attached hereto, including rights to the Common Areas as hereinafter specified but not including any rights to the roof of the Premises or to any Building in the Industrial Center. The Premises are a portion of a building herein referred to as the “Building.” The Premises, the building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Industrial Center.”

2.2          Vehicle Parking. Lessee shall be entitled to six (6) vehicle parking spaces, unreserved and unassigned, on those portions of the Common Areas designated by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used only for parking by vehicles no larger than full-size passenger automobiles or pickup trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”

2.2.1        Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parking in areas other than those designated by Lessor for such activities. See Lessor’s designation for truck loading and unloading on Exhibit A. Vehicles shall include trucks of all sizes including full size trailer.

2.2.2         If Lessee permits or allows any of the prohibited activities described in paragraph 2.2 of this Lease, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.3           Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee, and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

2.4           Common Areas - Lessee’s Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.5           Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable rules and regulations with respect thereto. Lessee agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the noncompliance with said rules and regulations by other lessees of the Industrial Center.

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2.6          Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)            To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways. (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available. (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas. (d) To add additional buildings and improvements to the Common Areas. (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof. (f) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

2.6.1         Lessor shall at all times provide the parking facilities required by applicable law and in no event shall the number of parking spaces that Lessee is entitled to under paragraph 2.2 be reduced.

3.	Term.

3.1           Term. The term of this lease shall be for twenty-four (24) months commencing on June 1, 2009 and ending on May 31, 2011 unless sooner terminated pursuant to any provision hereof.

3.2           Delay in Possession. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee, provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee’s option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder, provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee’s right to cancel this Lease hereunder shall terminate and be of no further force or effect.

3.3           Early Possession. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4.	Rent.

4.1           Base Rent. Lessee shall pay to Lessor, as Base Rent for the Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the First (1st) day of each month of the term hereof, monthly payments in advance of See Paragraph 51 Lessee shall pay Lessor upon execution hereof See Paragraph 51 as Base Rent for See Paragraph 51. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

4.2           Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)           “Lessee’s Share” is defined, for purposes of this Lease, twenty-six point six one percent (26.61%).

(b)           “Operating Expenses” is defined, for purposes of this Lease, as all costs incurred by Lessor, if any, for:

(i)            The operation, repair, and maintenance, in neat, clean, good order and condition, of the following provisions:

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(aa)         The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities and fences and gates.

(bb)         Management fee.

(cc)          Tenant directories.

 (dd)           Fire detection systems including sprinkler system maintenance and repair.

(ee)           Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense.”

(ii)           Any deductible portion of an insured loss concerning any of the items or matters described in this paragraph 4.2.

(iii)          The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof.

(iv)          The amount of the real property tax to be paid by Lessor under paragraph 10.1 hereof

(v)           The cost of water, gas and electricity to service the Common Areas.

(c)           The inclusion of the improvements, facilities and services set forth in paragraph 4.2(b)(i) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)           Lessee’s Share of Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12-month period of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor’s estimate of Lessee’s Share of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Operating Expenses incurred during the preceding year. If Lessee’s payments under this paragraph 4.2(d) during said preceding year exceed Lessee’s Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee’s Share of Operating Expenses next falling due. If Lessee’s payments under this paragraph during said preceding year were less than Lessee’s Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5.             Security Deposit. Lessee shall deposit with Lessor upon execution hereof Two Thousand Five Hundred Twenty and No/100 ($2,520.00) as security for Lessee’s faithful performance of Lessee’s obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 4. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

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6.	Use.

6.1         Use. The Premises shall be used and occupied only for general office and distribution of construction machinery, parts and equipment or any other use which is reasonably comparable and for no other purpose.

6.2         Compliance with Law.

(a)            Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor’s sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six (6) months from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessee’s sole cost. The warranty contained in this paragraph 6.2(a) shall be of no force or effect if, prior to the date of this Lease, Lessee was an owner or occupant of the Premises and, in such event, Lessee shall correct any such violation at Lessee’s sole cost.

(b)            Except as provided in paragraph 6.2(a) Lessee shall, at Lessee’s expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from the now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises and of the Common Areas. Lessee shall not use nor permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Industrial Center.

6.3	Condition of Premises.

(a)            Lessor shall deliver the Premises to Lessee clean and free of debris on the Lease commencement date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises shall be in good operating condition on the Lease commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor’s sole cost, rectify such violation. Lessee’s failure to give such written notice to Lessor within 30 days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor’s obligations hereunder. The warranty contained in this paragraph 6.3(a) shall be of no force or effect if prior to the date of this Lease, Lessee was an owner or occupant of the Premises.

(b)            Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’s business.

7.	Maintenance, Repairs, Alterations and Common Area Services.

7.1           Lessor’s Obligations. Subject to the provisions of paragraphs 4.2 (Operating Expenses), 6 (Use), 7.2 (Lessee’s Obligations) and 9 (Damage or Destruction), and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee’s employees, suppliers, shippers, customers, or invitees, in which event Lessee shall repair the damage, Lessor, at Lessor’s expense, subject to reimbursement pursuant to paragraph 4.2, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to paragraph 4.2. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor shall have no obligation to make repairs under this paragraph 7.1 until a reasonable time after receipt of written notice from the Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor’s failure to furnish any Common Area Services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.

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7.2	Lessee’s Obligations.

(a)            Subject to the provisions of paragraphs 6 (Use), 7.1 (Lessor’s Obligations), and 9 (Damage or Destruction), Lessee, at Lessee’s expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (Lessee shall procure and maintain, at Lessee’s expense, a ventilating and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises. Lessor reserves the right to procure and maintain the ventilating and air condition system maintenance contract and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(b)            If Lessee fails to perform Lessee’s obligations under this paragraph 7.2 or under any other paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days prior written notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee’s behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee’s next Base Rent installment.

(c)            On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee’s trade fixtures, alterations, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.

7.3	Alterations and Additions.

(a)            Lessee shall not, without Lessor’s prior written consent make any alterations, improvements, additions, or Utility Installations in, on, or about the Premises, or the Industrial Center, except for nonstructural alterations to the Premises not exceeding $2,500 in cumulative costs, during the term of this Lease. In any event, whether or not in excess of $2,500 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the Building nor the Industrial Center without Lessor’s prior written consent. As used in this paragraph 7.3 the term “Utility Installation” shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises and the Industrial Center to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any or all of the same.

(b)            Any alterations, improvements, additions or Utility Installations in or about the Premises or the Industrial Center that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit if required to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

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(c)            Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, or the Industrial Center, or any interest therein. Lessee shall give Lessor not less than 10 days’ notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of nonresponsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy and such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises or the Industrial Center, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises and the Industrial Center free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor’s best interest to do so.

(d)            All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Notwithstanding the provisions of this paragraph 7.3(d), Lessee’s machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

7.4           Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Building and the Common Areas for the benefit of Lessor or Lessee, or any other lessee of the Industrial Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee’s use of the Premises.

8.	Insurance; Indemnity.

8.1           Liability Insurance - Lessee. Lessee shall, at Lessee’s expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and the Industrial Center by the Lessee. Such insurance shall be in an amount not less than $1,000,000.00 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

8.2           Liability Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Industrial Center in an amount not less than $1,000,000.00 per occurrence.

8.3           Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Industrial Center improvements, but not Lessee’s personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises) special extended perils (“all risk,” as such term is used in the insurance industry), plate glass insurance and such other insurance as Lessor deems advisable. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(g) hereof, the deductible amounts under the casualty insurance policies relating to the Premises shall be paid by Lessee.

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8.4	Payment of Premium Increase.

(a)            After the term of this Lease has commenced, Lessee shall not be responsible for paying Lessee’s Share of any increase in the property insurance premium for the Industrial Center specified by Lessor’s insurance carrier as being caused by the use, acts or omissions of any other lessee of the Industrial Center, or by the nature of such other lessee’s occupancy which create an extraordinary or unusual risk.

(b)            Lessee, however, shall pay the entirety of any increase in the property insurance premium for the Industrial Center over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor’s insurance carrier as being caused by the nature of Lessee’s occupancy or any act or omission of Lessee.

8.5           Insurance Policies. Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of at lease B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide.” Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the commencement date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with renewals or “binders” thereof.

8.6           Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.7           Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the Industrial Center, or from the conduct of Lessee’s business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee’s agents, contractors, or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor, shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.

8.8           Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Lessee. Lessee’s employees, invitees, customers, or any other person in or about the Premises or the Industrial Center, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Industrial Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee.

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9.	Damage or Destruction.

9.1	Definitions.

(a)            “Premises Partial Damage” shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

(b)            “Premises Total Destruction” shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

(c)            “Premises Building Partial Damage” shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent of the then replacement cost of the Building.

(d)            “Premises Building Total Destruction” shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

(e)            “Industrial Center Buildings” shall mean all of the buildings on the Industrial Center site.

(f)            “Industrial Center Buildings Total Destruction” shall mean if the Industrial Center Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Industrial Center Buildings.

(g)            “Insured Loss” shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

(h)            “Replacement Cost” shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by lessees.

9.2	Premises Partial Damage; Premises Building Partial Damage.

(a)            Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor’s expense, repair such damage to the Premises, but not Lessee’s fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

(b)            Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), which damage prevents Lessee from using the Premises, Lessor may at Lessor’s option either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within 30 days after the date of the occurrence of such damage of Lessor’s intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor’s intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s intention to repair such damage at Lessee’s expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

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9.3           Premises Total Destruction; Premises Building Total Destruction; Industrial Center Buildings Total Destruction.

(a)            Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and which falls into the classifications of either (i) Premises Total Destruction, or (ii) Premises Building Total Destruct’, r (iii) Industrial Center Buildings Total Destruction, then Lessor may at Lessor’s option either (i) repair such damage or destruction, but not Lessee’s fixtures, equipment or tenant improvements, as soon as reasonably possible at Lessor’s expense, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within 30 days after the date of occurrence of such damage of Lessor’s intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

9.4	Damage Near End of Term.

(a)            Subject to paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor’s option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee or Lessor’s election to do so within 30 days after the date of occurrence of such damage.

(b)            Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than 20 days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said 20 day period, Lessor shall, at Lessor’s expense, repair such damage, but not Lessee’s fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said 20-day period, then Lessor may at Lessor’s option terminate and cancel this Lease as of the expiration of said 20 day period by giving written notice to Lessee of Lessor’s election to do so within ten (10) days after the expiration of said 20 day period, notwithstanding any term or provision in the grant of option to the contrary.

9.5	Abatement of Rent; Lessee’s Remedies.

(a)            In the event Lessor repairs or restores the Premises pursuant to the provisions of this paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b)            If Lessor shall be obligated to repair or restore the Premises under the provisions of this paragraph 9 and shall not commence such repair or restoration within 90 days after such obligation shall accrue, Lessee may at Lessee’s option cancel and terminate this Lease by giving Lessor written notice of Lessee’s election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of this notice.

9.6          Termination - Advance Payments. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s security deposit as has not theretofore been applied by Lessor.

9.7          Waiver. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.	Real Property Taxes.

10.1         Payment of Taxes. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Industrial Center subject to reimbursement by Lessee of Lessee’s Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2

10.2        Additional Improvements. Lessee shall not be responsible for paying Lessee’s Share of any increase in real property tax specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee’s request.

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10.3        Definition of “Real Property Tax.” As used herein, the term “real property tax” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Industrial Center or in any portion thereof, as against Lessor’s right to rent or other income therefrom, and as against Lessor’s business of leasing the Industrial Center. The term “real property tax” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of “real property tax,” or (ii) the nature of which was hereinbefore included within the definition of “real property tax,” or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

10.4        Joint Assessment. If the Industrial Center is not separately assessed, Lessee’s Share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5        Personal Property Taxes.

(a)            Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b)            If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.          Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

12.          Assignment and Subletting.

12.1        Lessor’s Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in the Lease or in the Premises, without Lessor’s prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee’s request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease without the need for notice to Lessee under paragraph 13.1.

12.2         Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor’s consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as “Lessee Affiliate,” provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

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12.3        Terms and Conditions of Assignment. Regardless of Lessor’s consent, no assignment shall release Lessee of Lessee’s obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee’s Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

12.4         Terms and Conditions Applicable to Subletting. Regardless of Lessor’s consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

(a)             Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee’s obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of written notice from Lessor stating that a default exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessees shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

(b)            No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor’s prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee, other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

(c)            If Lessee’s obligations under this Lease have been guaranteed by third parties, then a sublease and Lessor’s consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

(d)            The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

(e)            The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

(f)             In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

(g)            In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessp shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

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(h)            Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

(i)             No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(j)             Lessor’s written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

(k)             With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within 10 days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

12.5         Attorney’s Fees. In the event Lessee shall assign or sublet the Premises or requests the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor’s reasonable attorneys fees incurred in connection therewith, such attorneys fees not to exceed $350.00 for each such request.

13.	Default; Remedies.

13.1         Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

(a)            The vacating or abandonment of the Premises by Lessee.

(b)            The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

(c)             Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s noncompliance is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such 30-day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

(d)            (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

(e)            The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee’s obligation hereunder, was materially false.

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13.2        Remedies. In the event of any such material default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

(a)            Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

(b)            Maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c)            Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installment of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

13.3        Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than 30 days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

13.4        Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee’s Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4.1 or any other provision of this Lease to the contrary.

14.          Condemnation. If the Premises or any portion thereof or the Industrial Center are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of that portion of the Common Areas designated as parking for the Industrial Center is taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages: provided, however, that Lessee shall be entitled to any award for loss or damage to Lessee’s trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

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15.	Broker’s Fee.

(a)           Upon execution of this Lease by both parties, Lessor shall pay to Eric Fuller & Associates, Inc., licensed real estate broker(s), a fee as set forth in a separate agreement between Lessor and said broker(s), or in the event there is no separate agreement between Lessor and said broker(s), the sum of $Per separate Agreement, for brokerage services rendered by said broker(s) to Lessor in this transaction.

(b)           Lessor further agrees that if Lessee exercises any Option, as defined in paragraph 39.1 of this Lease, which is granted to Lessee under this Lease, or any subsequently granted option which is substantially similar to an Option granted to Lessee under this Lease, or if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or if Lessee remains in possession of the Premises after the expiration of the term of this Lease after having failed to exercise an Option, or if said broker(s) are the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, then as to any of said transactions, Lessor shall pay said broker(s) a fee in accordance with the schedule of said broker(s) in effect at the time of the execution of this Lease.

(c)            Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor’s interests in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor’s obligation under this paragraph 15. Said broker shall be a third party beneficiary of the provisions of this paragraph 15.

16.	Estoppel Certificate.

(a)            Each party (as “responding party”) shall at any time upon not less than ten (10) days’ prior written notice from the other party (“requesting party”) execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Premises or of the business of the requesting party.

(b)            At the requesting party’s option, the failure to deliver such statement within such times shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) if Lessor is the requesting party, not more than one month’s rent has been paid in advance.

(c)            If Lessor desires to finance, refinance, or sell the Property, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years’ financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

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17.           Lessor’s Liability. The term “Lessor” as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee’s interest in a ground lease of the Industrial Center, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership.

18.          Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.          Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amount upon which late charges are paid by Lessee.

20.           Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21.           Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee’s Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent.

22.           Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents or any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Property and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23.           Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24.           Waivers. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

25.           Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes.

26.           Holding Over. See Paragraph 50.

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27.          Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.          Covenants and Conditions. Each provision of this Lease performable by Lessee or Lessor shall be deemed both a covenant and a condition.

29.          Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Industrial Center is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Industrial Center is located.

30.          Subordination.

(a)            This Lease, and any Option granted hereby, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Industrial Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee’s right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof

(b)           Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor’s option, Lessor shall execute such documents on behalf of Lessee as Lessee’s attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee’s attorney-in-fact and in Lessee’s name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31.           Attorney’s Fees. If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32.           Lessor’s Access. Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises or the Building any ordinary “For Sale” signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

33.           Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard or reasonableness in determining whether to grant such consent.

34.           Signs. Lessee shall not place any sign upon the Premises or the Industrial Center without Lessor’s prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Industrial Center.

35.           Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

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36.          Consents. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37.           Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38.           Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Property.

39.           Options. Intentionally left blank.

40.           Security Measures. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Industrial Center. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee’s agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor’s sole option, from providing security protection for the Industrial Center or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

41.           Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

42.           Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43.           Authority. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within 30 days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44.          Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45.           Offer. Preparation of this Lease by Lessor or Lessor’s agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.

46.           Commission. Owner shall pay a commission or fee to Eric Fuller & Associates, Inc. in accordance with the provisions of a separate commission contract. Each party represents that it has not had dealings with any other real estate broker or salesman with respect to this Lease, and each party shall defend, indemnify and hold harmless the other party from all costs and liabilities including reasonable attorney’s fees resulting from any claims to the contrary.

47.           Agency Disclosure. At the signing of this Agreement the listing agent, William Connelly, CCIM of Eric Fuller & Associates, Inc. represented the Lessor. The leasing agent, Eleanor Davis and Mike Vandenburgh of Macadam Forbes represented the Lessee. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction. See attached Exhibit “D”, The Law of Real Estate Agency.

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48.           Hazardous Materials. The Lessee, at its sole cost and expense, shall comply with all laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.; the Carpenter-Presley-Tanner Hazardous Substance Account Act, Health and Safety Code section 25300, et seq.; the Underground Storage of Hazardous Substance Act, Health and Safety section 25280, et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code section 25249.5, et seq.); and the Hazardous Waste Control Law, Health and Safety Code section 25100, et seq. (the “Environmental Laws”). The Lessee hereby indemnifies and, at all times, shall indemnify and hold harmless the Lessor, the Lessor’s trustees, directors, officers, employees, investment manager(s), attorneys, agents and any successors to the Lessor’s interest in the chain of title to the Property, their trustees, directors, officers, employees, and agents from and against any and all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages, directly or indirectly arising out of the existence, use, generation, migration, storage, transportation, release, threatened release, or disposal of Hazardous Materials (defined below) in, on, or under the Property or in the groundwater under the Property and the migration or transportation of hazardous materials to or from the Property or the groundwater underlying the Property. This indemnity extends to the costs incurred by the Lessor or its successors to reasonably repair, clean up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws, provided the Lessor gives the Lessee not less than thirty (30) days advance written notice of its intention to incur such costs. The Lessee’s obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the termination of this lease. The subtenants, contractors, agents, or invitees of the Lessee shall not use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property unless the Lessee shall have received the Lessor’s prior written consent therefore, which the Lessor may withhold or revoke at any time in its reasonable discretion, and shall not cause or permit the release or disposal of Hazardous Materials from the Property except in compliance with applicable Environmental Laws. The Lessee shall not permit any person, including its subtenants, contractors, agents, or invitees to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property or transport Hazardous Materials from the Property unless the Lessee shall have received the Lessor’s prior written consent therefore, which the Lessor may withhold or revoke at any time in its reasonable discretion and shall not cause or permit the release or disposal of Hazardous Materials. The Lessee shall promptly deliver written notice to the Lessor if it obtains knowledge sufficient to infer that Hazardous Materials are located on the Property that are not in compliance with applicable Environmental Laws or if any third party, including, without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Property or is being or has been released from the Property, or any such party gives notice of its intention to declare the Property to be Border Zone Property (as defined in section 25117.4 of the California Health and Safety Code). Upon reasonable written request of the Lessor, the Lessee, through its professional engineers and at its cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Property. The Lessee, using duly licensed and insured contractors, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Property as may be required by applicable Environmental Laws.

Notwithstanding anything to the contrary in this Lease, nothing herein shall prevent the Lessee from using materials other than Hazardous Materials on the Premises as would be used in the ordinary course of the Lessee’s business as contemplated by this Lease. The Lessee does not in the course of the Lessee’s current business use Hazardous Materials. If during the term of this Lease, the Lessee contemplates utilizing such materials (or subleases/assigns this Lease to a subtenant or assignee who utilizes Hazardous Materials), the Lessee shall obtain prior written approval from the Lessor which approval shall not be unreasonably withheld. The Lessor, at its option, and at the Lessee’s expense, may cause an engineer selected by the Lessor, to review (a) the Lessee’s operations including materials used, generated, stored, disposed, and manufactured in the Lessee’s business and (b) the Lessee’s compliance with terms of this paragraph. The Lessee shall provide the engineer with such information reasonably requested by the engineer to complete the review. The first such review may occur prior to or shortly following commencement of the term of this Lease. Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule. One-half (1/2) of the fees and costs of the engineer shall be paid promptly by the Lessee to the Lessor upon receipt of written notice of such fees and costs.

“Hazardous Materials” means any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Property, including, without limitation, the Environmental Laws. “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any such statute, ordinance, rule, or regulation.

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49.           Zoning Disclaimer. This agreement will not allow use of the Property described in this agreement in violation of applicable land use laws and regulations. Before signing or accepting this agreement, the person acquiring lease-hold to the Property should check with the appropriate City or County planning department to verify approved uses.

50.           Rules and Regulations. Lessee shall faithfully observe and comply with the rules and regulations that Lessor shall from time to time promulgate. Lessor reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Lessee upon delivery of a copy of them to Lessee. Lessor shall not be responsible to Lessee for the nonperformance of any said rules by other Lessees or occupants. Lessee acknowledges that the offices in the building are NON SMOKING and that no smoking is allowed in the offices or in front of open doorways at any time. See Exhibit “C” attached hereto.

51.          Rent Schedule.

A.	Months	Monthly Rent
	1 – 12	$2,420.00 + triple net
	13 – 24	$2,520.00 + triple net

B.	Move-In Expense. Upon lease execution, Lessee shall pay Lessor:

First 12 month’s Rent	$29,040.00
First 12month’s Operating Expense	$5,760.00
Security Deposit	$2,520.00
Total Move-In Expense	$37,320.00

52.           Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Lessor. If Lessor agrees in writing that Lessee may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Lessor at any time upon not less than five (5) days, advance written notice, or by Lessee at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the Base Rent in effect on the termination date, plus all additional rental as defined herein, computed on a daily basis for each day of the hold over period. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 51 shall not be construed as Lessor’s consent for Lessee to hold over.

53.           Construction Requirements. Any work performed at the Building or on the Premises by Lessee or Lessee’s contractor in connection with improvements shall be subject to the following additional requirements:

 a.             Such work shall not proceed until Lessor has approved (which approval shall not be unreasonably withheld or delayed) in writing: 1) Lessee’s contractor, 2) the amount and coverage of public liability and property damage insurance, with Lessor named as an additional insured, carried by Lessee’s contractor, 3) complete and detailed plans and specifications for such work, and 4) a schedule for the work.

 b.             All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Lessor before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Lessor to object to any such work, Lessor shall have no responsibility for Lessee’s failure to comply with applicable laws.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO: THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

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LESSOR:	LESSEE:

ADDRESSES FOR NOTICES AND RENT	ADDRESS

Creekside Business Park	Howco Distributing Company

6017-A East 18th Street	6101-B East 18th Street

Vancouver, WA 98661	Vancouver, WA 98661

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THIS LEASE IS SUBJECT TO ACCEPTANCE BY LESSOR:

IN WITNESS WHEREOF, the parties hereto have executed this lease the date and year above written.

LESSOR: Steve Strong dba Creekside Business Park

By:	/s/ Steven Strong
Steven Strong

Address:	6017-A East 18th Street
Vancouver, WA 98661

LESSEE: Howco Distributing Company

By:	/s/ Paul Joy

Address:	6017-B East 18th Street
Vancouver, WA 98661

LESSOR:

State of Washington	)
)ss.
County of Clark	)

On May 6th, 2009, Steven Strong personally appeared before me,

who is personally known to me

✓	whose identity I proved on the basis of WDL

whose identity I proved on the oath/affirmation of ___________ a credible witness to be the signer of the above document, and he/she acknowledged that he/she signed it with authorization to execute. the instrument as the Member of Creekside Business Park.

[ILLEGIBLE]
Notary Public

LESSEE:

State of Washington	)
)ss.
County of Clark	)

On May 5th , 2009, Paul Joy personally appeared before me,

who is personally known to me

✓	whose identity I proved on the basis of [ILLEGIBLE]

whose identity I proved on the oath/affirmation of___________a credible witness to be the signer of the above document, and he/she acknowledged that he/she signed it with authorization to execute the instrument as the President of Howco Distributing.

/s/ Jaimie L GARVER
Notary Public

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EXHIBIT “A”

To the Lease dated April 28, 2009, between Steve Strong dba Creekside Business Park, Lessor, and Howco Distributing Company, Lessee.

The leased premises consists of approximately 3,200 SF in the Creekside Business Park, which is legally described as a portion of James Jamison DLC #16-B aka Lot 3 SP2-692 EXE #2 Lots 3 SP2-692, City of Vancouver, Clark County, Washington.

The premises is commonly known as:

6101-B East 18th Street

Vancouver, WA 98661

For purposes of identification only, the premises general location is delineated below.

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EXHIBIT “B”

Condition of Premises. Lessee shall accept the Premises in their present condition, except that Lessor shall deliver the Premises broom clean with all general purpose heating, ventilating, air-conditioning and utility systems in good working order.

Improvements to be provided at Lessor’s sole Expense:

•	Drywall over current wall window between office and warehouse in mid-section of office area.
•	Build a demising wall in back section of the office area that creates a large rectangle room of approximately 380 SF (approximately 16.5’ x 23’). Add one (1) door in the back room.
•	Open up a pass through from warehouse into back rectangular room of approximately 6’ wide x 7.25’ high. This open pass through can be the size of a double door. No doors are needed.

The Lessee and the Lessor shall mutually agree upon the final improvement plans.

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EXHIBIT “C”

RULES AND REGULATIONS

The following are initial rules and regulations applicable to Lessee’s use of the Premises, which rules and regulations are subject to revisions by Lessor from time to time.

1.	At occupancy date, Lessor shall provide Lessee with a key for the Premises. In the event at any time during the Lease term Lessee changes the locks on the entrance doors to the Premises and/or to any other doors within the Premises, if applicable, without Lessor’s prior written approval, Lessee shall immediately provide Lessor with copies of all new keys and shall be responsible for any costs incurred by Lessor for re-keying the Premises on termination, if desired by Lessor.

2.	Lessee understands and agrees that no right to store equipment, materials or inventory outside the Premises is being granted as part of this Lease. All equipment, materials and inventory, including, but not limited to, metal, pallets, boxes and items relative to Lessee’s business, are to be stored inside the Premises.

3.	No overnight sleeping in vehicles parked inside or outside the Premises or anywhere within the Park is permitted.

4.	Lessee understands and agrees that all shelving, materials, inventory and other product stored in the warehouse area of the Premises must be kept a minimum of three (3) feet away from all sides of the electrical panel installed in the warehouse area.

5.	Lessee shall use drip pans, drop clothes, and all other appropriate protective methods and containers under any potential paint, oil, grease, or solvent sources within the Premises, consistent with stringent hazardous waste management practices, so as to minimize the leakage or deposit of such substances, to the maximum extent practical, will dispose of all such wastes consistent with applicable laws and under permit if appropriate, and will be responsible for returning the concrete warehouse floor back to the same condition and finish existing at the time of first occupancy by Lessee. In particular, all grease/oil and/or any other spill areas must be cleaned thoroughly such that all traces of the waste are removed from the Premises floors and other contaminated areas are completely remedied.

6.	Lessee understands and agrees that washing, steam cleaning or sandblasting of any vehicles, tools, product or equipment is not permitted anywhere within the Premises or Park.

7.	Consistent with the Lease, all tenant improvements done within the Premises during the Lease term by Lessee shall first be approved in writing by Lessor prior to the commencement of any construction, and must be done in accordance with all applicable local, state and federal codes, regulations and laws, and must be done by a Washington licensed, bonded and insured contractor and in accordance with the Park’s Standard Improvement Specifications. All subcontractors utilized in the Premises for any improvements must first, before commencing work, sign lien releases in favor of Lessor.

8.	Lessee acknowledges that the Premises are a portion of a multiple occupancy building. Lessee shall not create or allow to emanate from the Premises noise, noxious odors, or any type of disturbance which, as determined by Lessor, creates a nuisance or undue annoyance to any other tenants in the building.

9.	The Premises will be cleaned thoroughly on a periodic basis and maintained in a clean and presentable condition throughout the Lease term. At the end of the Lease term, a thorough cleaning will be performed and any damage repaired immediately.

10.	Lessee is not authorized to do any type of automobile, truck or heavy equipment repair, including oil changes, or dismantling on the Premises or in the Park generally.

11.	Lessee shall not leave or store disabled vehicles or equipment on the Premises or in the Park.

12.	Immediately prior to the turnover of the Premises to Lessor on termination of the Lease, Lessee shall walk through the Premises with a representative of Lessor in order to make determinations as to fixtures and any other alterations/additions/installations that have either been done by Lessee and/or for Lessee by Lessor, and that should be removed from the Premises by Lessee, prior to or at the date of Lease termination. Lessee and Lessor shall also agree as to how the Premises must be repaired after such removal; provided, however, that failing agreement, the reasonable determination of Lessor shall be binding on Lessee.

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13.	No animals are to be kept within the Premises at any time throughout the Lease term, including, but not limited to, guard dogs.

14.	Lessee shall maintain in compliance with all applicable local, state, and federal regulations including, but not limited to, building and fire codes with regard to all activities to be performed within the Premises and in the Park.

15.	No storage above office improvement area.

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EXHIBIT “D”

The Law of Real Estate Agency
This pamphlet describes your legal rights in dealing with a real estate broker or salesperson. Please read it carefully before signing any documents.

The following is only a brief summary of the attached law:

Sec. 1. Definitions. Defines the specific terms used in the law.

Sec. 2. Relationships between Licensees and the Public. States that a licensee who works with a buyer or tenant represents that buyer or tenant - unless the licensee is the listing agent, a seller’s subagent, a dual agent, the seller personally or the parties agree otherwise. Also states that in a transaction involving two different licensees affiliated with the same broker, the broker is a dual agent and each licensee solely represents his or her client - unless the parties agree in writing that both licensees are dual agents.

Sec. 3. Duties of a Licensee Generally. Prescribes the duties that are owed by all licensees, regardless of who the licensee represents. Requires disclosure of the licensee’s agency relationship in a specific transaction.

Sec. 4. Duties of a Seller’s Agent. Prescribes the additional duties of a licensee representing the seller or landlord only.

Sec. 5. Duties of a Buyer’s Agent. Prescribes the additional duties of a licensee representing the buyer or tenant only.

Sec. 6. Duties of a Dual Agent. Prescribes the additional duties of a licensee representing both parties in the same transaction and requires the written consent of both parties to the licensee acting as a dual agent.

Sec. 7. Duration of Agency Relationship. Describes when an agency relationship begins and ends. Provides that the duties of accounting and confidentiality continue after the termination of an agency relationship.

Sec. 8. Compensation. Allows brokers to share compensation with cooperating brokers. States that payment of compensation does not necessarily establish an agency relationship. Allows brokers to receive compensation from more than one party in a transaction with the parties’ consent.

Sec. 9. Vicarious Liability. Eliminates the common law liability of a party for the conduct of the party’s agent or subagent, unless the agent or subagent is insolvent. Also limits the liability of a broker for the conduct of a subagent associated with a different broker.

Sec. 10. Imputed Knowledge and Notice. Eliminates the common law rule that notice to or knowledge of an agent constitutes notice to or knowledge of the principal.

Sec. 11. Interpretation. This law replaces the fiduciary duties owed by an agent to a principal under the common law, to the extent that it conflicts with the common law.

Sec. 12. Effective Date. This law generally takes effect on January 1, 1997.

Standard Industrial Lease - Multi Tenant Page 27

Sec 1. Definitions

As used in this act unless the context clearly requires otherwise:

(1)	“Agency relationship” means the agency relationship created under this chapter or by written agreement, between a licensee and a buyer and/or seller relating to the performance of real estate brokerage services by the licensee,
(2)	“Agent” means a licensee who has entered into an agency relationship with a buyer or seller.
(3)	“Business opportunity” means and includes a business, business opportunity, and goodwill of an existing business, or any one or combination thereof.
(4)	“Buyer” means an actual or prospective purchaser in a real estate transaction, or an actual or prospective tenant in a real estate rental or lease transaction, as applicable.
(5)	“Buyer’s agent” means a licensee who has entered into an agency relationship with only the buyer in a real estate transaction, and includes subagents engaged by a buyer’s agent.

(6) “Confidential information” means information from or concerning a principal of a licensee that:

(a)	was acquired by the licensee during the course or an agency relationship with the principal;
(b)	the principal reasonably expects to be kept confidential;
(c)	the principal has not disclosed or authorized to be disclosed to third parties;
(d)	would, if disclosed, operate to the detriment of the principal; and
(e)	the principal personally would not be obligated to disclose to the other party.
(7)	“Dual agent” means a licensee who has entered into an agency relationship with both the buyer and seller in the same transaction.
(8)	“Licensee” means a real estate broker, associate real estate broker, or real estate salesperson, as those terms are defined in chapter 18.85 RCW.
(9)	“Material fact” means information that substantially adversely affects the value of the property or a party’s ability to perform its obligations in a real estate transaction, or operates to materially impair or defeat, the purpose of the transaction. The fact or suspicion that the properly, or any neighboring property, is or was the site of a murder, suicide or other death, rape or other sex crime, assault or other violent crime, robbery or burglary, illegal drug activity, gang-related activity, political or religious activity, or other act, occurrence, or use not adversely affecting the physical condition of or title to the property is not a material fact.
(10)	“Principal” means a buyer or a seller who has entered into an agency relationship with a licensee.
(11)	“Real estate brokerage services” means the rendering of services for which a real estate license is required under chapter 18,85 RCW,
(12)	“Real estate transaction” or “transaction” means an actual or prospective transaction involving a purchase, sale, option, or exchange of any interest in real property or a business opportunity, or a lease or rental of real property. For purposes of this act, a prospective transaction docs not exist until a written offer has been signed by at least one of the parties
(13)	“Seller” means an actual or prospective seller in a real estate transaction, or an actual or prospective landlord in a real estate rental or lease transaction, as applicable.
(14)	“Seller’s agent” means a licensee who has entered into an agency relationship with only the seller in a real estate transaction, and includes subagents engaged by a seller’s agent.
(15)	“Subagent” means a licensee who is engaged to act on behalf of a principal by the principal’s agent where the principal has authorized the agent in writing to appoint subagents.

Sec. 2. Relationships Between Licensees and the Public

(1)	A licensee who performs real estate brokerage services for a buyer shall be deemed a buyer’s agent unless:
(a)	The licensee has entered into a written agency agreement with the seller,
(b)	The licensee has entered into a subagency agreement with the seller’s agent,
(c)	The licensee has entered into a written agency agreement with both parties:
(d)	The licensee is the seller or one of the sellers; or
(e)	The parties agree otherwise in writing after the licensee has complied with section 3(1)(1).
(2)	In a transaction in which different licensees affiliated with the same broker represent different parties, the broker is a dual agent, and must obtain the written consent of both parties as required under section 6 of this act. In such a case, each licensee shall solely represent the party with whom the licensee has an agency relationship, unless all parties agree in writing that both licensees are dual agents.
(3)	A licensee may work with a party in separate transactions pursuant to different relationships, including, but not limited to, representing a party in one transaction and at the same time not representing that party in a different transaction involving that party, if the licensee complies with this act in establishing the relationships for each transaction.

Sec. 3. Duties Of A Licensee Generally.

(1)	Regardless of whether the licensee is an agent, a licensee owes to all parties to whom the licensee renders real estate brokerage services the following duties, which may not be waived:
(a)	To exercise reasonable skill and care;
(b)	To deal honestly and in good faith;
(c)	To present all written offers, written notices and other written communications to and from either party in a timely manner, regardless of whether the property is subject to an existing contract for sale or the buyer is already a party to an existing contract to purchase;
(d)	To disclose all existing material facts known by the licensee and not apparent or readily ascertainable to a party; provided thaf this subsection shall not be construed to imply any duty to investigate matters that the licensee has not agreed to investigate;
(e)	To account in a timely manner for all money and property received from or on behalf of cither party;
(f)	To provide, a pamphlet on the law of real estate agency in the form prescribed in section 13 of this act to all parties to whom the licensee renders real estate brokerage services, before the party signs an agency agreement with the licensee, signs an offer in a real estate transaction handled by the licensee, consents to dual agency, or waives any rights, under section 2(l)(e), 4(1)(e), 5(1)(e), or 6(2)(e) or 6(2)(F) whichever is soonest; and
(g)	To disclose in writing to all parties to whom the licensee renders real estate brokerage services, before the party signs an offer in a real estate transaction handled by the licensee, whether the licensee represents the buyer, the seller, both parties, or neither party. The disclosure shall be set forth in a separate paragraph entitled “Agency Disclosure” in the agreement between the buyer and seller or in a separate writing entitled “Agency Disclosure.”
(2)	Unless otherwise agreed, a licensee owes no duty to conduct an independent inspection of the property or to conduct an independent investigation of either party’s financial condition, and owes no duly to independently verify the accuracy or completeness of any statement made by either party or by any source reasonably believed by the licensee to be reliable.

Sec. 4. Duties Of A Seller’s Agent.

(1)	Unless additional duties are agreed to in writing signed by a seller’s agent, the duties of a seller’s agent are limited to those set forth in section 3 of this act and the following which may not be waived except as expressly set forth in (e) of this subsection:
(a)	To be loyal to the seller by taking no action that is adverse or detrimental to the seller’s interest in a transaction;

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(b)	To timely disclose to the seller any conflicts of interest;
(c)	To advise the seller to seek expert advice on matters relating to the transaction that are beyond the agent’s expertise;
(d)	Not to disclose any confidential information from or about the seller, except under subpoena or court order, even after termination of the agency relationship: and
(e)	Unless otherwise agreed to in writing after the seller’s agent has complied with section 3(1)(1) to make a good faith and continuous effort to find a buyer for the property; except that a seller’s agent is not obligated to seek additional offers to purchase the property while the proprity is subject to an existing contract for sale.
(2)	A seller’s agent may show alternative properties not owned by the seller to prospective buyers and may list competing properties for sale without breaching any duty to the seller.

Sec. 5. Duties Of A Buyer’s Agent.

(1)	Unless additional duties are agreed to in writing signed by a buyer’s agent, the duties of a buyer’s agent are limited to those set forth in section 3 of this net and the following, which may not be waived except as expressly set forth in (e) of this subsection:
(a)	To be loyal to the buyer by taking no action that is adverse or detrimental to the buyer’s interest in a transaction;
(b)	To timely disclose to the buyer any conflicts of interest;
(c)	To advise the buyer to seek expert advice on matters relating to the transaction that are beyond the agent’s expertise,
(d)	Not to disclose any confidential information from or about the buyer, except under subpoena or court order, even after termination of the agency relationship: and
(e)	Unless otherwise agreed to in writing after the buyer’s agent has complied with section 3(1)(1), to make a good faith and continuous effort to find a property for the buyer, except that a buyer’s agent is not obligated to: (i) Seek additional properties to purchase while the buyer is a party to an existing contract to purchase; or (ii) show properties as to which there is no written agreement to pay compensation to the buyer’s agent.
(2)	A buyer’s agent may show properties in which the buyer is interested to other prospective buyers without breaching any duly to the buyer

See. 6. Duties Of A Dual Agent.

(1)	A licensee may act as a dual agent only with the written consent of both parties to the transaction after the dual agent has complied with section 3(1)(1), which consent must include a statement of the terms of compensation.
(2)	Unless additional duties are agreed to in writing signed by a dual agent, the duties of a dual agent are limited to those set forth in section 3 of this act and the following, which may not be waived except as expressly set forth in (e) and (f) of this subsection:
(a)	To take no action that is adverse or detrimental to either party’s interest in a transaction;
(b)	To timely disclose to both parties any conflicts of interest;
(c)	To advise both parties to seek expert advice on matters relating to the transaction that are beyond the dual agent’s expertise;
(d)	Not to disclose any confidential information from or about either party, except under subpoena or court order, even after termination of the agency relationship;
(e)	Unless otherwise agreed to in writing after the dual agent has complied with section 3(1)(f), to make a good faith and continuous effort to find a buyer for the property; except that a dual agent is not obligated to seek additional offers to purchase the property while the property is subject to an existing contract for sale; and
(f)	Unless otherwise agreed to in writing after the dual agent has complied with section 3(1)(1), to make a good faith and continuous effort to find a property for the buyer, except that a dual agent is not obligated to: (i) seek additional properties to purchase while the buyer is a party to an existing contract to purchase; or (ii) show properties as to which there is no written agreement to pay compensation to the dual agent.
(3)	A dual agent may show alternative properties not owned by the seller to prospective buyers and may list competing properties for sale without breaching any duty to the seller
(4)	A dual agent may show properties in which the buyer is interested to other prospective buyers without breaching any duty to the buyer.

Sec. 7. Duration Of Agency Relationship.

(1)	The agency relationships set forth in this chapter commence at the lime that the licensee undertakes to provide real estate brokerage services to a principal and continue until the earliest of the following.
(a)	completion of performance by the licensee.
(b)	expiration of the term agreed upon by the parties; or
(c)	termination of the relationship by mutual agreement of the parties.
(2)	Except as otherwise agreed to in writing, a licensee owes no further duty after termination of the agency relationship, other than the duties of:
(a)	Accounting for all monies and property received during the relationship; and
(b)	Not disclosing confidential information

Sec. 8. Compensation.

(l)	In any real estate transaction, the broker’s compensation may be paid by the seller, the buyer, a third party, or by sharing the compensation between brokers.
(2)	An agreement to pay or payment of compensation does not establish an agency relationship between the party who paid the compensation and the licensee.
(3)	A seller may agree that a seller’s agent may share with another broker the compensation paid by the seller.
(4)	A buyer may agree that a buyer’s agent may share with another broker the compensation paid by the buyer.
(5)	A broker may be compensated by more than one party for real estate brokerage services in a real estate transaction, if those parties consent in writing at or before the time of signing an offer in the transaction.
(6)	A buyer’s agent or dual agent may receive compensation based on the purchase price without breaching any duly to the buyer.
(7)	Nothing contained in this act shall obligate a buyer or seller to pay compensation to a licensee, unless the buyer or seller has entered into a written agreement with the licensee specifying the terms of such compensation

    Sec. 9. Vicarious Liability.

(1)	A principal is not liable for an act, error, or omission by an agent or subagent of the principal arising out of an agency relationship
(a)	unless the principal participated in or authorized the act, error, or omission; or
(b)	except to the extent that: (i) The principal benefiled from the act, error, or omission; and (ii) the court determines that it is highly probable that the claimant would be unable to enforce a judgment against the agent or subagent
(2)	A licensee is not liable for an act, error, or omission of a subagent under this act, unless the licensee participated in or authorized the act, error or omission. This subsection does not limit the liability of a real estate broker for an act, error, or omission by an Initials associate real estate broker or real estate salesperson licensed to that broker.

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    Sec. 10. Imputed Knowledge And Notice.

(1)	Unless otherwise agreed to in writing, a principal docs not have knowledge or notice of any facts known by an agent or subagent of the principal that are not actually known by the principal.
(2)	Unless otherwise agreed to in writing, a licensee does not have knowledge or notice of any facts known by a subagent that are not actually known by the licensee. This subsection does not limit the knowledge imputed to a real estate broker of any facts known by an associate real estate broker or real estate salesperson licensed to such broker

    Sec. 11. Interpretation.

This act supersedes only the duties of the parties under the common law, including fiduciary duties of an agent to a principal to the extent inconsistent with this act. The common law continues to apply to the parties in all other respects Nothing in this act affects the duties of a licensee while engaging in the authorized or unauthorized practice of law as determined by the courts of this suite. This chapter shall he construed broadly

    Sec. 12. Effective Date.

This act shall take effect on January 1, 1997, except that this act shall not apply to an agency relationship entered into before January 1, 1997, unless the principal and agent agree in writing that this act will, as January 1, 1997, apply to such agency relationship.

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FOURTH AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This Fourth Amendment to Lease (this “Amendment”) dated April 26, 2016 is by and between Steven M. Strong dba Creekside Business Park (“Landlord”), and Howco Distributing Company (“Tenant”).

II.	RECITALS.

Landlord and Tenant entered into that certain Creekside Business Park Standard Industrial Lease-Multi-Tenant dated April 28, 2009, (the “Lease”), for the premises located at Creekside Business Park, 6025 East 18th Street Vancouver, Washington 98661, consisting of approximately 5000 total square feet, including approximately 2500 square feet of office space, as more particularly described in said Lease (the “Premises”).

Landlord and Tenant agree that Tenant shall be allowed to expand and relocate to adjoining space at Creekside Business Park, 6025 East 18th Street, Suite A&B, Vancouver, WA 98661 described as approximately 5,624 square feet with approximately 2,300 square feet of office space herein referred to as the “Premises” as may be outlined on Exhibit “A” attached hereto.

Landlord and Tenant each desire to extend the term of the Lease and otherwise modify the Lease as set forth below.

III.	MODIFICATIONS.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

A.	Basic Lease Provisions.

1.	Incorporation; Define Terms. The Lease is hereby incorporated into this Amendment by this reference. All capitalized terms used and not otherwise defined in this Amendment, but defined in the Lease, shall have the same meaning in this Amendment to Lease.

2.	Lease Term; Landlord and Tenant acknowledge that the term of the Lease is presently scheduled to expire on May 31, 3016. The term of the Lease is hereby extended for a period of twelve (12) months (“extension Term”),commencing on June 1, 2016 and, unless sooner terminated pursuant to the terms of the Lease, expiring on May 31, 2017. Such extension shall be on and subject to all the terms and conditions of the Lease, as amended by this Amendment.

3.	Base Rent. Effective upon the commencement of the Extension term, the Base Rent payable by Tenant with respect to the Premises shall be as follows:

Months	Monthly Base Rent
June 1, 2016-May 31, 2017	$3,785.00
Triple Net expense is in addition to the Base Rent stated above

4.	Effect on Additional Rent and Charges. Nothing contained in this Amendment shall affect Tenants liability for Tenants Share of Operating Expenses or any and all additional rent and charges payable by Tenant under the Lease. Such amounts shall be payable in accordance with the Lease, and Tenant’s monthly payment of Base Rent. Tenant’s failure to pay any amounts due in a timely manner shall constitute a default under the Lease.

5.	Tenant’s Share. Tenant’s share is defined, for purposes of this Amendment, as $0.15 per square foot per month or $844.00 per month, which will remain Unchanged for the term of the lease.

6.	Security Deposit. Upon execution of this Amendment, Tenant shall deliver to Landlord the sum of $0.00 which shall be added to the deposit held by Landlord pursuant to Paragraph 5 of the Lease. Upon payment and application of such sum, the entire deposit held by Landlord as such security shall be $3,567.00 (the “Security Deposit”), increased in accordance with Paragraph 5 of the Lease. The Security Deposit shall be held by Landlord as a security deposit and may be applied by Landlord as provided in Paragraph of the Lease.

7.	Current Premises. Tenant accepts Premises in its current condition except as stated in Paragraph 8 below.

9.	Tenant shall perform routine maintenance of the HVAC unit every six months for the term of the lease. Tenant shall not be responsible for the replacement cost of the HVAC unit.

IV.	MISCELLANEOUS.

A.	Effect of Amendment. Except to the extent the Lease is modified by this Amendment, the remaining terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, this terms of Amendment shall prevail.

B.	Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and may be changed only by an instrument in writing signed by Landlord and Tenant.

C.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment.

V.	EXECUTION.

Landlord and Tenant executed this Fourth Amendment to Lease as of the date First above written.

LANDLORD:		TENANT:

Steven M. Strong, dba Creekside Business Park		Howco Distributing Company

By:	/s/ Steven M. Strong	By:	/s/ Paul Joy

Date:	4-28-16	Date:	4-28-16

Signatures witnessed by:

Deborah Chandler		Kathryn Joy

/s/ Deborah Chandler		/s/ Kathryn Joy

Date:	4-28-16	Date:	4-28-16

EXHIBIT “A”

To the Lease Amendment dated April 26, 2016, between Steve Strong dba Creekside Business Park, Landlord, and Howco Distributing Company, Tenant.

The leased premises consists of approximately 5,624 square feet in the Creekside Business Park, which is legally described as a portion of the James Jamison DLC#16-Baka Lot 3 SP2-692 EXE#2 Lots 3 SP2-692, City of Vancouver, Clark County, Washington.

The Premises is commonly known as:

6025 East 18th Street, Suite A&B Vancouver, WA 98661

For purposes of identification only, the Premises general location is delineated below.